UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2015

AMERICA GREENER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53757	20-8195637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 South Mulberry Street, Suite 113, Mesa, AZ	85202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (480) 664-3650

none
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2015 the Board of Directors of America Greener Technologies, Inc. appointed Mr. Daniel J. McCauley III to the Board to fill newly created vacancies.  Biographical information for Mr. McCauley is set forth below.

 Daniel J. McCauley III.  Mr. McCauley, 66, has been an attorney in private practice for the last 20 years.  Mr. McCauley focuses his practice on business and corporate law matters, including litigating securities fraud cases.  He received a B.S. in Psychology from St. Joseph's University, attended the Wharton Management Program at The Wharton School, University of Pennsylvania and received a J.D. from Weidener University School of Law.  He is admitted to practice law before the Arizona Supreme Court, the Federal District Court for the District of Arizona, the U.S. Bankruptcy Court for the District of Arizona and the Ninth Circuit Court of Appeals.  From 2002 through 2006 and September 2014 through today, he has served as Chairman of the Board of Directors of Clear Energy Systems, Inc., a privately held Tempe, Arizona-based company which has developed a prototype one megawatt mobile power generating system.

As compensation for joining our Board, we granted Mr. McCauley a five year option to purchase 300,000 shares of our common stock with an exercise price of $0.70 per share under the terms of our 2014 Equity Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA GREENER TECHNOLOGIES, INC.

Date: April 30, 2015	By:	/s/ Michael C. Boyko
Michael C. Boyko, Chief Executive Officer and President